Articles Supplementary
                     Creating And Fixing The Rights of
              Series C Auction Rate Cumulative Preferred Stock

                  THE GABELLI EQUITY TRUST INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on May 22, 2002, pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the corporation, adopted a resolution designating 6000 shares of authorized but unissued preferred stock of the Corporation, par value $.001 per share, as "Series C Auction Rate Cumulative Preferred Stock," par value $.001 per share, liquidation preference $25,000 per share. Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation, the Board of Directors has authorized the issuance of up to 6,000 shares of the so designated Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share.

                  SECOND: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share, as set by the Board of Directors are as follows:

                                DESIGNATION

                  Series C Preferred Shares: A series of 6,000 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, is hereby designated "Series C Auction Rate Cumulative Preferred Stock" (the "Series C Preferred Shares" and each such share a "Series C Preferred Share"). Each Series C Preferred Share may be issued on a date to be determined by the Board of Directors of the Corporation; have an initial dividend rate per annum, an initial Dividend Period and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred shares of the Corporation, as are set forth in these Articles Supplementary. The Series C Preferred Shares shall constitute a separate series of Preferred Stock.

                  As used in these Articles Supplementary, capitalized terms shall have the meanings provided in paragraph 13 of Article I and paragraph 1 of Article II of these Articles Supplementary. Paragraph references that do not reference a specific Article shall refer to the
Article in which the reference occurs, unless the context otherwise requires.

                 Article I: Series C Preferred Share Terms

1.       Number of Shares; Ranking.

                  (a) The initial number of authorized shares constituting the Series C Preferred Shares is 6,000. No fractional Series C Preferred Shares shall be issued.

                  (b) Series C Preferred Shares which at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of Preferred Stock.

                  (c) Series C Preferred Shares shall rank on a parity with shares of any other series of Preferred Stock as to the payment of dividends to which such shares are entitled.

                  (d) No Holder of Series C Preferred Shares shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of any Preferred Stock or Common Shares or other securities of the Corporation which it may hereafter issue or sell.

2.       Dividends.

                  (a) The Holders of Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on their Series C Preferred Shares at the dividend rate determined by the Board of Directors in the manner described under "Designation" above during the period from and after the date on which such shares are originally issued and including the last day of the initial Dividend Period and, thereafter, at the Applicable Rate, determined as set forth in paragraph 2(c), and no more, payable on the respective dates determined as set forth in paragraph 2(b). Dividends on the Outstanding Series C Preferred Shares shall accumulate from the date on which such shares are originally issued.

                  (b) (i) Dividends shall be payable when, as and if declared by the Board of Directors following the initial Dividend Payment Date, subject to paragraph 2(b)(ii), on the Series C Preferred Shares as follows:

                           (A) with respect to any Dividend Period of one
year or less, on the first Business Day following the last day of such Dividend Period; provided, however, if the Dividend Period is more than 91 days then on the 91st, 181st and 271st days within such period, if applicable, and on the first Business Day following the last day of such Dividend Period; and

                           (B) with respect to any Dividend Period of more
than one year, on a quarterly basis on each March 26th, June 26th, September 26th, and December 26th within such Dividend Period and on the first Business Day following the last day of such Dividend Period.

                           (ii) If a day for payment of dividends resulting
from the application of paragraph 2(b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

                           (iii) The Corporation shall pay to the Paying
Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date for Series C Preferred Shares, an aggregate amount of immediately available funds equal to the dividends to be paid to all Holders of such Series C Preferred Shares on such Dividend Payment Date. The Corporation shall not be required to establish any reserves for the payment of dividends.

                           (iv) All moneys paid to the Paying Agent for the
payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in paragraph 2(b)(v). Unless instructed by the Corporation in writing the Paying Agent will hold such moneys uninvested. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned, if any, on such moneys, will, to the extent permitted by law, be repaid to the Corporation at the end of 90 days from the date on which such moneys were to have been so applied.

                           (v) Each dividend on Series C Preferred Shares
shall be paid on the Dividend Payment Date therefor to the Holders of Series C Preferred Shares as their names appear on the stock ledger or stock records of the Corporation on the Business Day next preceding such Dividend Payment Date; provided, however, if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the stock ledger or stock records of the Corporation on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

                  (c) (i) For each Dividend Period after the initial Dividend Period for each Outstanding Series C Preferred Share, the dividend rate shall be equal to the rate per annum that results from an Auction (but the rate set at the Auction will not exceed the Maximum Rate); provided, however, that if an Auction for any subsequent Dividend Period of Series C Preferred Shares is not held for any reason or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all Series C Preferred Shares being the subject of Submitted Hold Orders), then the dividend rate on each Outstanding Series C Preferred Share for any such Dividend Period shall be the Maximum Rate (except (A) during a Default Period, when the dividend rate shall be the Default Rate as set forth in paragraph 2(c)(ii) below, or (B) after a Default Period and prior to the beginning of the next Dividend Period, when the dividend rate shall be the Maximum Rate at the close of business on the last day of such Default Period). If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been an Auction Date not to be a Business Day, then the length of the then current Dividend Period shall be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events), the Applicable Rate for such period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day next succeeding the end of such period.

                           (ii) Subject to the cure provisions in paragraph
2(c)(iii) below, a "Default Period" with respect to the Series C Preferred Shares will commence if the Corporation fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time on the Business Day next preceding the relevant (A) Dividend Payment Date, the full amount of any declared dividend on the Series C Preferred Shares payable on the Dividend Payment Date, then on such Dividend Payment Date (a "Dividend Default") or (B) date fixed for such redemption (the "Redemption Date"), the full amount of any Redemption Price payable on such Redemption Date, then on such Redemption Date (a "Redemption Default" and together with a Dividend Default, hereinafter referred to as a "Default").

                  Subject to the cure provisions of paragraph 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price in respect of such Series C Preferred Shares shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each Dividend Period commencing during a Default Period shall be a Standard Dividend Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during an applicable Default Period.

                           (iii) No Default Period with respect to a
Dividend Default or Redemption Default shall be deemed to have commenced if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Corporation) is deposited irrevocably in trust in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount in respect of such Series C Preferred Shares equal to the Default Rate applied to the amount of such non-payment based on the actual number of days that would otherwise have comprised the Default Period divided by 360. The "Default Rate" shall be equal to the Reference Rate multiplied by three (3).

                           (iv) The amount of dividends per Series C
Preferred Share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such Series C Preferred Share was Outstanding and for which the Applicable Rate or the Default Rate was applicable (but in no event shall the numerator exceed 360) and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend Period of one year or more, the amount of dividends per Series C Preferred Share payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) will be computed as described in the preceding sentence except that the numerator, with respect to any full twelve month period, will be determined on the basis of twelve 30-day months.

                  (d) Any dividend payment made on Series C Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares.

                  (e) For so long as the Series C Preferred Shares are Outstanding, except as otherwise contemplated by Article I of these Articles Supplementary, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Series C Preferred Shares as to dividends or upon liquidation) with respect to Common Shares or any other capital stock of the Corporation ranking junior to the Series C Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or other capital stock ranking junior to the Series C Preferred Shares (except by conversion into or exchange for shares of the Corporation ranking junior to the Series C Preferred Shares as to dividends and upon liquidation), unless, in each case, (i) immediately after such transaction, the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Series C Preferred Basic Maintenance Amount and the 1940 Act Asset Coverage would be achieved, (ii) all cumulative and unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Corporation's Preferred Stock, including the Series C Preferred Shares (or shall have been declared and have had sufficient funds for the payment thereof deposited with the Paying Agent, in the case of the Series C Preferred Shares, and the applicable dividend-disbursement agent, with respect to other series of Preferred Stock) and (iii) the Corporation has redeemed the full number of shares of Preferred Stock required to be redeemed by any mandatory provision for redemption, including any Series C Preferred Shares required to be redeemed mandatorily by any provision contained in paragraph 3(a)(ii).

                  (f) No full dividend shall be declared or paid or set apart for payment on the Series C Preferred Shares for any Dividend Period or part thereof, unless full cumulative dividends due through the most recent Dividend Payment Date in the case of the Series C Preferred Shares and due through the most recent dividend payment dates therefor in the case of all other classes or series of Preferred Stock ranking on a parity with the Series C Preferred Shares with respect to the payment of dividends have been or contemporaneously are declared and paid on all such Outstanding shares of Preferred Stock. If full cumulative dividends due have not been paid on the Series C Preferred Shares and all shares of Preferred Stock ranking on a parity with the Series C Preferred Shares as to the payment of dividends, any dividends being paid on such shares of Preferred Stock (including the Series C Preferred Shares) shall be paid as nearly pro rata as possible on all such Outstanding shares of Preferred Stock on the dividend payment dates therefor (the Dividend Payment Date in the case of the Series C Preferred Shares) in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Stock.

3.       Redemption.

                  (a) (i) After the initial Dividend Period, subject to any Non-Call Period and the provisions of this paragraph 3 and to the extent permitted under the 1940 Act and Maryland law, the Corporation may, at its option, redeem in whole or in part out of funds legally available therefor, Series C Preferred Shares by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, in the case of shares herein designated as (A) having a Dividend Period of one year or less, on the next Business Day after the last day of such Dividend Period, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date ("Redemption Price"), or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period, at the Redemption Price subject to any applicable Specific Redemption Provisions. Notwithstanding the foregoing, the Corporation shall not give a notice of or effect any redemption pursuant to this paragraph 3(a)(i) unless, on the date on which the Corporation gives such notice and on the Redemption Date,
(x) the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to Holders of the Series C Preferred Shares to be redeemed on the Redemption Date and (y) the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Series C Preferred Basic Maintenance Amount and the 1940 Act Asset Coverage immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph 3(d) of this
Article I shall be applicable in such circumstances in the event the Corporation makes the deposit and takes the other action required thereby.

                           (ii) So long as Series C Preferred Shares are
Outstanding, if the Corporation fails (A) as of any Valuation Date to meet the Series C Preferred Basic Maintenance Amount Test and such failure is not cured by the Series C Preferred Basic Maintenance Amount Cure Date or
(B) as of any Valuation Date to meet the 1940 Act Asset Coverage and such failure is not cured by the 1940 Act Asset Coverage Cure Date or (C) as of any valuation or measuring date applicable to any other series of Preferred Stock to meet any applicable maintenance amount test and such failure is not cured by the relevant cure date (any such cure date, together with any Series C Preferred Basic Maintenance Amount Cure Date or 1940 Act Asset Coverage Cure Date, a "Cure Date"), Preferred Stock, which at the Corporation's determination may include Series C Preferred Shares, will be subject to mandatory redemption out of funds legally available therefor. The series and number of shares of Preferred Stock to be redeemed in such circumstances will be determined by the Corporation from among all series of Preferred Stock then Outstanding. The amount of Preferred Stock to be mandatorily redeemed under such circumstances shall, in the aggregate, equal the lesser of (1) the minimum amount of Preferred Stock (including the Series C Preferred Shares if so determined by the Corporation) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Cure Date, would result in the Corporation meeting, as the case may be, the Series C Preferred Basic Maintenance Amount Test, the 1940 Act Asset Coverage and any other then applicable maintenance amount test, in each case as of the relevant Cure Date (provided that, if there is no such minimum amount of Preferred Stock the redemption of which would have such result, all Series C Preferred Shares then Outstanding will be redeemed) and (2) the maximum amount of Preferred Stock that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in paragraph 3(a)(iii) hereof; provided, that in the event that Preferred Stock is redeemed mandatorily pursuant to this paragraph 3, the Corporation may, but is not required to, redeem a sufficient amount of additional Preferred Stock in order that immediately following such redemption the Corporation has (x) Eligible Assets with Adjusted Value with respect to the Preferred Stock remaining Outstanding of as great as 110% of the Series C Preferred Basic Maintenance Amount and (y) 1940 Act Asset Coverage with respect to the Preferred Stock remaining Outstanding of as great as 220%.

                           (iii) Subject to the Articles Supplementary
establishing each series of Preferred Stock, the Corporation may determine the shares and series of Preferred Stock to be redeemed in accordance with the paragraph 3(a)(ii) above, subject to the further provisions of this paragraph 3(a)(iii). Subject to the immediately preceding sentence, the Corporation shall effect any mandatory redemption of Series C Preferred Shares relating to: (A) a failure to meet the Series C Preferred Basic Maintenance Amount Test, no later than 30 days after the Corporation last met the Series C Preferred Basic Maintenance Amount Test, (B) a failure to meet the 1940 Act Asset Coverage, no later than 30 days after the 1940 Act Asset Coverage Cure Date or (C) a failure to meet any other then applicable maintenance amount test in accordance with the requirements of such test (in each case the "Mandatory Redemption Date"), except that if the Corporation does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the amount of Preferred Stock which would be required to be redeemed by the Corporation under subparagraph 3(a)(ii) if sufficient funds were available, or the Corporation otherwise is unable to effect such redemption on or prior to the applicable Mandatory Redemption Date, the Corporation shall redeem those Series C Preferred Shares and shares of other Preferred Stock which it was unable to redeem on the earliest practicable date on which the Corporation will have such funds available upon notice, in the case of Series C Preferred Shares pursuant to paragraph 3(b) to Holders of Series C Preferred Shares to be redeemed. The Corporation will deposit with the Paying Agent funds sufficient to redeem the specified number of Series C Preferred Shares subject to a redemption required under paragraph 3(a)(ii), by 1:00 P.M., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding Series C Preferred Shares are to be redeemed pursuant to this 3(a)(iii), the number of Series C Preferred Shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of the Series C Preferred Shares held by such Holders, by lot or by such other method as the Corporation shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions.

                  (b) In the event of a redemption of Series C Preferred Shares pursuant to paragraph 3(a) above, the Corporation will have filed or will file a notice of its intention to redeem with the Commission, in either case so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Corporation shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to paragraph 3(a)(i) above, one Business Day prior to the giving of notice to the Holders and (ii) in the case of a mandatory redemption pursuant to paragraph 3(a)(ii) above, on or prior to the 10th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic, electronic or written notice to each Holder of any Series C Preferred Shares called for redemption not later than the close of business on the Business Day immediately following the day on which the Corporation determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Corporation). The Auction Agent shall confirm a telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the Holders of Series C Preferred Shares at their addresses appearing on the share records of the Corporation. Such Notice of Redemption will set forth (t) the date fixed for redemption, (u) the number and identity of Series C Preferred Shares to be redeemed, (v) the CUSIP number(s) of such shares, (w) the Redemption Price (specifying the amount of accumulated dividends to be included therein), (x) the place or places where such shares are to be redeemed, (y) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (z) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all Series C Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of Series C Preferred Shares to be redeemed from such Holder.

                  (c) Notwithstanding the provisions of paragraph 3(a), no Preferred Stock, including the Series C Preferred Shares, may be redeemed at the option of the Corporation unless all dividends in arrears on the Outstanding Series C Preferred Shares and any other Preferred Stock have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding shares of Preferred Stock.

                  (d) Upon the deposit of funds sufficient to redeem Series C Preferred Shares with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph 3(b) above, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has met the Series C Preferred Basic Maintenance Amount Test or the 1940 Act Asset Coverage), and all rights of the Holders of the Series C Preferred Shares so called for redemption shall cease and terminate, except the right of such Holder to receive the Redemption Price specified herein, but without any interest or other additional amount. Such Redemption Price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of
(i) the aggregate Redemption Price of the Series C Preferred Shares called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Series C Preferred Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation, after which time the Holders of Series C Preferred Shares so called for redemption may look only to the Corporation for payment of the Redemption Price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent shall notify all Holders whose funds are unclaimed by placing a notice in The Wall Street Journal concerning the availability of such funds for three consecutive weeks. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

                  (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem Series C Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed Series C Preferred Shares for which a Notice of Redemption has been given, dividends may be declared and paid on Series C Preferred Shares, which shall include those Series C Preferred Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

                  (f) All moneys paid to the Paying Agent for payment of the Redemption Price of Series C Preferred Shares called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of the Series C Preferred Shares so to be redeemed. A Redemption Default will occur on account of the Corporation's failure to timely deposit any required Redemption Price with the Paying Agent and any resulting Default Period will end in accordance with paragraph 2(c) of this Article I.

                  (g) So long as any Series C Preferred Shares are held of record by the nominee of the Securities Depository, the Redemption Price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the Persons for whom they are acting as agent.

                  (h) Except for the provisions described above, nothing contained in these Articles Supplementary limits any right of the Corporation to purchase or otherwise acquire Series C Preferred Shares outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional Redemption Price with respect to, any Series C Preferred Shares for which Notice of Redemption has been given and the Corporation meets the 1940 Act Asset Coverage and the Series C Preferred Basic Maintenance Amount Test after giving effect to such purchase or acquisition on the date thereof. Any Series C Preferred Shares which are purchased, redeemed or otherwise acquired by the Corporation shall have no voting rights. If fewer than all the Outstanding Series C Preferred Shares are redeemed or otherwise acquired by the Corporation, the Corporation shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Directors.

                  (i) In the case of any redemption pursuant to this paragraph 3, only whole shares of Series C Preferred shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

                  (j) Notwithstanding anything herein to the contrary, the Board of Directors may authorize, create or issue other series of Preferred Stock ranking on a parity with the Series C Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, to the extent permitted by the 1940 Act, if upon issuance of any such series, either (A) the net proceeds from the sale of such stock (or such portion thereof needed to redeem or repurchase the Outstanding Series C Preferred Shares) are deposited with the Auction Agent in accordance with paragraph 3(d) of this Article I, Notice of Redemption as contemplated by paragraph 3(b) of this Article I has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Series C Preferred Shares or (B) the Corporation would meet the 1940 Act Asset Coverage, the Series C Preferred Basic Maintenance Amount Test and the requirements of paragraph 9 of this Article I.


4.       Designation of Dividend Period.

                  (a) The initial Dividend Period for the Series C Preferred shall be as determined in the manner under "Designation" above. The Corporation shall designate the duration of subsequent Dividend Periods of the Series C Preferred Shares; provided, however, that no such designation shall be necessary for a Standard Dividend Period and, provided further, that any designation of a Special Dividend Period for the Series C Preferred shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the Redemption Price of, the Series C Preferred Shares shall have been cured as provided above,
(iii) Sufficient Clearing Orders shall have existed in an Auction held for the Series C Preferred Shares on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (iv) if the Corporation shall have mailed a Notice of Redemption with respect to any Series C Preferred Shares, the Redemption Price with respect to such shares shall have been deposited with the Paying Agent and (v) in the case of the designation of a Special Dividend Period, the Corporation has confirmed that as of the Auction Date next preceding the first day of such Special Dividend Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Series C Preferred Basic Maintenance Amount, and the Corporation has consulted with the Broker-Dealers and has provided notice of such designation and a Series C Preferred Basic Maintenance Report to each Rating Agency.

                  (b) If the Corporation proposes to designate any Special Dividend Period, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Dividend Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special Dividend Period, notice shall be (i) made by press release and (ii) communicated by the Corporation by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (x) that the Corporation proposes to exercise its option to designate a succeeding Special Dividend Period, specifying the first and last days thereof and (y) that the Corporation will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Dividend Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either
(A) its determination, subject to certain conditions, to proceed with such Special Dividend Period, subject to the terms of any Specific Redemption Provisions, or (B) its determination not to proceed with such Special Dividend Period, in which latter event the succeeding Dividend Period shall be a Standard Dividend Period. No later than 3:00 P.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period, the Corporation shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                                    (1) a notice stating (a) that the
Corporation has determined to designate the next succeeding Dividend Period as a Special Dividend Period, (b) the first and last days thereof and (c) the terms of any Specific Redemption Provisions; or

                                    (2) a notice stating that the
Corporation has determined not to exercise its option to designate a Special Dividend Period.

         If the Corporation fails to deliver either such notice with respect to the designation of any proposed Special Dividend Period to the Auction Agent or is unable to make the confirmation provided in paragraph 4(a)(v) by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Corporation shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (2) above, thereby resulting in a Standard Dividend Period.

5.       Restrictions on Transfer.

         Series C Preferred Shares may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Corporation or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder (in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent), or the Broker-Dealer or Agent Member of such Broker-Dealer (in the case of a transfer between persons holding shares of any Series through different Broker-Dealers), advises the Auction Agent of such transfer. Any certificates representing the Series C Preferred Shares issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

6.       Voting Rights.

                  (a) Except as otherwise provided by law or as specified in the Charter, each Holder of Series C Preferred Shares and any other Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the Holders of Outstanding shares of Preferred Stock and of Common Shares shall vote together as a single class; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, the Holders of Outstanding shares of Preferred Stock, including the Series C Preferred Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of capital stock of the Corporation, to elect a number of Corporation's directors, such that following the election of directors at the meeting of the stockholders, the Corporation's Board of Directors shall contain two directors elected by the Holders of the Outstanding shares of Preferred Stock. Subject to paragraph 6(b) of this Article I, the Holders of Outstanding shares of capital stock of the Corporation, including the Holders of Outstanding shares of Preferred Stock, including Series C Preferred Shares, voting as a single class, shall elect the balance of the directors.

                  (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number of additional directors that, when added to the two directors elected exclusively by the Holders of shares of Preferred Stock pursuant to paragraph 6(a) above, would constitute a majority of the Board of Directors as so increased by such smallest number; and the Holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such Holders are in any event entitled to elect pursuant to paragraph 6(a) above. A Voting Period shall commence:

                           (i) if at any time accumulated dividends
(whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series C Preferred Shares equal to at least two full years' dividends shall have become due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment in full of such accumulated dividends; or

                           (ii) if at any time holders of any other shares
of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or the Articles Supplementary creating such shares.

         Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 6(b).

                  (c) So long as any Series C Preferred Shares are Outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter of Holders of Series C Preferred Shares or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of Preferred Stock are Outstanding, the Corporation shall not approve any of the actions set forth in the preceding sentence which materially adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of Preferred Stock differently than those of a Holder of shares of any other series of Preferred Stock without the affirmative vote of the Holders of at least a majority of the shares of Preferred Stock of each series materially adversely affected and Outstanding at such time (each such materially adversely affected series voting separately as a class to the extent its rights are affected differently). The Corporation shall notify each Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter or applicable provisions of the Maryland General Corporation Law, the affirmative vote of the Holders of a majority of the Outstanding shares of Preferred Stock, including the Series C Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Paragraph 13(a) of the 1940 Act. For purposes of this paragraph 6(c), the phrase "vote of the Holders of a majority of the Outstanding shares of Preferred Stock" shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the stockholders of the Corporation duly called (A) of 67 percent or more of the shares of Preferred Stock present at such meeting, if the Holders of more than 50 percent of the Outstanding shares of Preferred Stock are present or represented by proxy; or (B) of more than 50 percent of the Outstanding shares of Preferred Stock, whichever is less. The class vote of Holders of shares of Preferred Stock described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including the Series C Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including the Series C Preferred Shares) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the Holders of Preferred Stock. The provisions of this paragraph 6(c) are subject to the provisions of paragraph 10.

                  (d) As soon as practicable after the accrual of any right of the Holders of shares of Preferred Stock, including the Series C Preferred Shares, to elect additional directors as described in paragraph 6(b), the Corporation shall call a special meeting of such Holders and instruct the Auction Agent to mail a notice of such special meeting to the Holders of Series C Preferred Shares, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other day as the Board of Directors shall determine. At any such special meeting and at each meeting held during a Voting Period, such Holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 6(b) on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders of shares of Preferred Stock, including the Series C Preferred Shares, present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a date not more than 90 days after the original record date.

                  (e) For purposes of determining any rights of the Holders of the shares of Preferred Stock, including the Series C Preferred Shares, to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a Series C Preferred Share which is not Outstanding shall not be counted.

                  (f) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders of Preferred Stock, including the Series C Preferred Shares, to elect directors shall continue, notwithstanding the election at such meeting by such Holders of the number of directors that they are entitled to elect, and the persons so elected by such Holders, together with the two incumbent directors elected by the Holders of Preferred Stock, including the Series C Preferred Shares, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

                  (g) Upon the expiration of a Voting Period, the terms of office of the additional directors elected by the Holders of Preferred Stock, including the Series C Preferred Shares, pursuant to paragraph 6(b) above shall terminate at the earliest time permitted by law, and the remaining directors shall constitute the directors of the Corporation and the voting rights of such Holders of Preferred Stock, including Series C Preferred Shares, to elect additional directors pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b).

                  (h) Unless otherwise required by law, the Holders of Series C Preferred Shares shall not have any rights or preferences other than those specifically set forth herein. The Holders of Series C Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the Series C Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6.

                  (i) In the event a vote of Holders of Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series C Preferred Shares are rated by a Rating Agency at the request of the Corporation, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the result of such vote.

7.       Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series C Preferred Shares shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other stock of the Corporation ranking junior to the Series C Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25,000.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

                  (b) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all Outstanding Series C Preferred Shares, and any other Outstanding class or series of Preferred Stock ranking on a parity with the Series C Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such Holders of Series C Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the Holders of Series C Preferred Shares and such other Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the Holders of Series C Preferred Shares, no dividends or distributions will be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Shares as to liquidation.

8.       Auction Agent.

         For so long as any Series C Preferred Shares are Outstanding, the Auction Agent, duly appointed by the Corporation to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Corporation and its Affiliates (which, however, may engage or have engaged in business transactions with the Corporation or its Affiliates) and at no time shall the Corporation or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Series C Preferred Shares are Outstanding, the Corporation shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

9.       Coverage Tests.

                  (a)      Determination of Compliance.

         For so long as any Series C Preferred Shares are Outstanding, the Corporation shall make the following determinations:

                           (i)        1940 Act Asset Coverage as follows:

                           (A) As of each Valuation Date, the Corporation
shall determine whether the 1940 Act Asset Coverage is met as of that date.

                           (B) The Corporation shall deliver to the Auction
Agent and each Rating Agency a 1940 Act Asset Coverage Certificate which sets forth the determination of paragraph 9(a)(i)(A) above (1) as of the Date of Original Issue and, thereafter, (2) as of (x) the last Business Day of each March, June, September and December and (y) a Business Day on or before any 1940 Act Asset Coverage Cure Date following a failure to meet 1940 Act Asset Coverage. Such 1940 Act Asset Coverage Certificate shall be delivered in the case of clause (1) on the Date of Original Issue and in the case of clause (2) on or before the seventh Business Day after the last Business Day of such March, June, September and December, as the case may be, or the relevant Cure Date.

                           (ii) Series C Preferred Basic Maintenance Amount
as follows:

                           (A) For so long as Series C Preferred Shares are
rated by Moody's and/or S&P at the Corporation's request, the Corporation shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Series C Preferred Basic Maintenance Amount, as of such Valuation Date. Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Series C Preferred Basic Maintenance Amount, the Corporation shall use all commercially reasonable efforts to re-attain Eligible Assets having an Adjusted Value at least equal to the Series C Preferred Basic Maintenance Amount on or prior to the Series C Preferred Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

                           (B) On or before 5:00 P.M., New York City time,
on the fifth Business Day after a Valuation Date on which the Corporation fails to satisfy the Series C Preferred Basic Maintenance Amount, and on the fifth Business Day after the Series C Preferred Basic Maintenance Cure Date with respect to such Valuation Date, the Corporation shall complete and deliver to each Rating Agency and the Auction Agent (if either S&P or Moody's is then rating the Series C Preferred Shares at the Corporation's request) a Series C Preferred Basic Maintenance Report as of the date of such failure or such Series C Preferred Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to such Rating Agency or the Auction Agent, as the case may be, if such Rating Agency or the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails or sends to such Rating Agency or the Auction Agent for delivery on the next Business Day the full Series C Preferred Basic Maintenance Report. The Corporation shall also deliver a Series C Preferred Basic Maintenance Report to (1) S&P, during each of the first twelve months the Series C Preferred Shares are Outstanding, and the Auction Agent (if either Moody's or S&P is then rating the Series C Preferred Shares at the Corporation's request) as of
(a) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (b) the last Business Day of each month and (2) each Rating Agency as of any Quarterly Valuation Date, in each case on or before the fifth Business Day after such day. A failure by the Corporation to deliver a Series C Preferred Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Series C Preferred Basic Maintenance Report indicating the Discounted Value for all assets of the Corporation is less than the Series C Preferred Basic Maintenance Amount, as of the relevant Valuation Date.

                           (C) Within ten Business Days after the date of
delivery of a Series C Preferred Basic Maintenance Report in accordance with paragraph (B) of this Section 9(a)(ii) relating to any Quarterly Valuation Date, the Corporation shall cause the Independent Accountant to send an Accountant's Confirmation to each Rating Agency and the Auction Agent (if either S&P or Moody's is then rating the Series C Preferred Shares at the Corporation's request) with respect to such Series C Preferred Basic Maintenance Report. The Corporation also shall cause the Independent Accountant to provide an Accountant's Confirmation to S&P if and when requested by S&P for any Valuation Date, on or before the fifth Business Day after such request.

                           (D) Within ten Business Days after the date of
delivery of a Series C Preferred Basic Maintenance Report in accordance with paragraph (B) of this Section 9(a)(ii) relating to each, if any, Valuation Date on which the Corporation failed to satisfy the Series C Preferred Basic Maintenance Amount and the Series C Preferred Basic Maintenance Cure Date with respect to such failure to satisfy the Series C Preferred Basic Maintenance Amount, the Corporation shall cause the Independent Accountant to provide to each Rating Agency and the Auction Agent (if either S&P or Moody's is then rating the Series C Preferred Shares at the Corporation's request) an Accountant's Confirmation as to such Series C Preferred Basic Maintenance Report.

                           (E) If any Accountant's Confirmation delivered
pursuant to paragraph (C) or (D) of this Section 9(a)(ii) does not agree with the Corporation's calculation of the Series C Preferred Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate Eligible Assets in respect of any Rating Agency than was determined by the Corporation, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the Series C Preferred Basic Maintenance Report to the relevant Rating Agency and the Auction Agent (if either S&P or Moody's is then rating the Series C Preferred Shares) promptly following receipt by the Corporation of such Accountant's Confirmation.

                           (F) On or before 5:00 p.m., New York City time,
on the fifth Business Day after the Date of Original Issue of Series C Preferred Shares, the Corporation shall complete and deliver to each Rating Agency a Series C Preferred Basic Maintenance Report as of the close of business on such Date of Original Issue.

                           (G) On or before 5:00 p.m., New York City time,
on the fifth Business Day after either (1) the Corporation shall have redeemed Series C Preferred Shares or (2) the ratio of the Discounted Value of Eligible Assets in respect of any Rating Agency to the Series C Preferred Basic Maintenance Amount is less than or equal to 110%, the Corporation shall complete and deliver to, in the case of clause (1), each Rating Agency, or, in the case of clause (2), any relevant Rating Agency, a Series C Preferred Basic Maintenance Report as of the date of either such event.

                  (b) Failure to Meet Asset Coverage Requirements.

         If the Corporation fails to have 1940 Act Asset Coverage as provided in paragraph 9(a)(i) of this Article I or to have Eligible Assets having an Adjusted Value at least equal to the Series C Preferred Basic Maintenance Amount as provided in paragraph 9(a)(ii)(A) of this Article I and such failure is not cured by the applicable Cure Date, Preferred Stock, which at the Corporation's determination may include Series C Preferred Shares, will be subject to mandatory redemption as set forth in paragraph 3 of this Article I.

                  (c) Status of Series C Preferred Shares Called for
Redemption.

         For purposes of determining whether the requirements of paragraphs 9(a)(i) and 9(a)(ii)(A) hereof are satisfied, (i) no Series C Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Paying Agent shall not be included.

10.      Certain Other Restrictions.

                  (a) For so long as the Series C Preferred is rated by a Rating Agency at the Corporation's request, the Corporation will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Corporation to have Eligible Assets having an Adjusted Value as of the date of such purchase or sale to be less than the Series C Preferred Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Adjusted Value of the Corporation's Eligible Assets exceeded the Series C Preferred Basic Maintenance Amount by 5% or less, alter the composition of the Corporation's assets in a manner reasonably expected to reduce the Adjusted Value of the Corporation's Eligible Assets, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Adjusted Value of the Corporation's Eligible Assets exceeded the Series C Preferred Basic Maintenance Amount or (iii) declare or pay any dividend or other distribution on any Common Shares or repurchase any Common Shares, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continued to satisfy the requirements of paragraphs 9(a)(i) and 9(a)(ii) of this Article I.

                  (b) For so long as any the Series C Preferred Shares are rated by any Rating Agency at the Corporation's request, unless the Corporation shall have received written confirmation from each such Rating Agency, the Corporation may engage in the lending of its portfolio securities only in an amount of up to 5% of the Corporation's total assets, provided that the Corporation receives cash collateral for such loaned securities which is maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities and, if invested, is invested only in Short-Term Money Market Instruments or in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Corporation for purposes of determining compliance with paragraph 9 hereof.

                  (c) For so long as the Series C Preferred Shares are rated by Rating Agency at the Corporation's request, the Corporation shall not consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another entity or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to each Rating Agency.

11. Limitation on Incurrence of Additional Indebtedness, Certain Transactions and Issuance of Additional Preferred Stock

                  (a) So long as any Series C Preferred Shares are Outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then Outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this paragraph 11(a).

                  (b) So long as any Series C Preferred Shares are Outstanding and S&P is rating such Series C Preferred Shares at the Corporation's request, the Corporation will not, unless it has received written confirmation that any such transaction would not impair the rating then assigned by S&P to such Series C Preferred Shares, engage in any one or more of the following transactions:

                           (i) purchase or sell futures contracts; write,
purchase or sell options on futures contracts; or write put options (except covered put options) or call options (except covered call options) on securities owned by the Corporation (collectively, "Hedging Transactions"), except subject to the following limitations:

                           (A) for each net long or short position in
Hedging Transactions, the Corporation will maintain in a segregated account with the Corporation's custodian an amount of cash or readily marketable securities having a value, when added to any amounts on deposit with the Corporation's futures commission merchants or brokers as margin or premium for such position, at least equal to the market value of the Corporation's potential obligations on such position, marked-to-market on a daily basis, in each case as and to the extent required by the applicable rules or orders of the Commission or by interpretations of the Commission's staff;

                           (B) the Corporation will not engage in any
Hedging Transaction which would cause the Corporation at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts, in aggregate, based on the Standard & Poor's 500 Index, the Dow Jones Industrial Average, the Russell 2000 Index, the Wilshire 5000 Index, the Nasdaq Composite Index and the New York Stock Exchange Composite Index (or any component of any of the forgoing) exceeding in number 50% of the market value of the Corporation's total assets or (2) outstanding futures contracts based on any of the aforementioned indices exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                           (C) the Corporation will engage in closing
transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (1) the Corporation does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the Series C Preferred Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Corporation is required to pay variation margin on the second such Valuation Date;

                           (D) the Corporation will engage in a closing
transaction to close out any outstanding futures contract or option thereon at least one week prior to the delivery date under the terms of the futures contract or option thereon unless the corporation holds the securities deliverable under such terms; and

                           (E) when the Corporation writes a futures
contract or option thereon, either the amount of margin posted by the Corporation (in the case of a futures contract) or the marked-to-market value of the Corporation's obligation (in the case of a put option written by the Corporation) shall be treated as a liability of the Corporation for purposes of calculating the Series C Preferred Basic Maintenance Amount, or, in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security and the Corporation does not wish to treat its obligations with respect thereto as a liability for purposes of calculating the Series C Preferred Basic Maintenance Amount, it shall hold such underlying security in its portfolio and shall not include such security to the extent of such contract or option as an S&P Eligible Asset.

                           (ii) borrow money, except for the purpose of
clearing securities transactions if (A) the Series C Preferred Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and (B) such borrowing (1) is privately arranged with a bank or other person and is not intended to be publicly distributed or (2) is for "temporary purposes," and is in an amount not exceeding 5 percent of the market value of the total assets of the Corporation at the time of the borrowing; for purposes of the foregoing, "temporary purposes" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

                           (iii) engage in any short sales of equity
securities (other than short sales against the box) unless the Corporation maintains in a segregated account with the Corporation's custodian an amount of cash or other readily marketable securities having a market value, when added to any amounts on deposit with the Corporation's broker as collateral for its obligation to replace the securities borrowed and sold short, at least equal to the current market value of securities sold short, marked-to-market on a daily basis;

                           (iv) utilize any pricing service other than FT
Interactive Data, Reuters, Telekurs, Bloomberg Financial Markets, J.J. Kenney Pricing Service, Merrill Lynch Securities Pricing Service or Bridge Data Corp, and any pricing service then permitted by S&P; or

                           (v) enter into any reverse repurchase agreement,
other than with a counterparty that is rated at least A-1+ by S&P.

                  (c) So long as any Series C Preferred Shares are Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the Series C Preferred Shares and other Preferred Stock then Outstanding, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the Series C Preferred Shares and all other Preferred Stock of the Corporation then Outstanding, and (ii) no such additional Preferred Stock (including any additional Series C Preferred Shares) shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

12.      Termination.

         In the event that no Series C Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these Articles Supplementary shall terminate.

13.      Definitions.

         As used in these Articles Supplementary, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "'AA' Financial Composite Commercial Paper Rate" on any date means

                           (i) the interest equivalent of the 7-day rate,
                  in the case of a Dividend Period of seven days or shorter; for Dividend Periods greater than 7 days but fewer than or equal to 31 days, the 30-day rate; for Dividend Periods greater than 31 days but fewer than or equal to 61 days, the 60-day rate; for Dividend Periods greater than 61 days but fewer than or equal to 91 days, the 90 day rate; for Dividend Periods greater than 91 days but fewer than or equal to 270 days, the rate described in (ii) below; for Dividend Periods greater than 270 days, the Treasury Index Rate; on commercial paper on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent pursuant to instructions from the Corporation. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Corporation, and (B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

         "Accountant's Confirmation" means a letter from an Independent Accountant delivered to each Rating Agency with respect to certain Series C Preferred Basic Maintenance Reports substantially to the effect that:

         (a) the Independent Accountant has read the Series C Preferred Basic Maintenance Report or Reports prepared by the Administrator during the referenced calendar year that are referred to in such letter (the "Reports");

         (b) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting Market Value of the relevant Eligible Assets included in the Reports and the Adjusted Value of the such Eligible Assets included in the Reports are numerically correct;

         (c) with respect to the excess or deficiency of the Adjusted Value of the relevant Eligible Assets included in the Reports when compared to the Basic Maintenance Amount calculated for such Rating Agency the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

         (d) with respect to the Rating Agency ratings on corporate evidences of indebtedness, convertible corporate evidences of indebtedness and preferred stock listed in the Reports, that information has been traced and agrees with the information provided directly or indirectly by the respective Rating Agencies (in the event such information does not agree or such information is not listed in the accounting records of the Corporation, the Independent Accountants will inquire of the Rating Agencies what such information is, and provide a listing in their letter of such differences, if any);

         (e) with respect to issuer name and coupon or dividend rate listed in the Reports, that information has been traced and agrees with information listed in the accounting records of the Corporation;

         (f) with respect to issue size listed in the Reports, that information has been traced and agrees with information provided by Bloomberg Financial Service or such other services as the relevant Rating Agency may authorize from time to time;

         (g) with respect to the prices (or alternative permissible factors used in calculating the Market Value as provided by these Articles Supplementary) provided by the Administrator of the Corporation's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the price provided by such Administrator (in accordance with the procedures provided in these Articles Supplementary) and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences); and

         (h) with respect to the description of each security included in the Reports, the description of the relevant Eligible Assets has been compared to the definition of such Rating Agency's Eligible Assets contained in these Articles Supplementary, and the description as appearing in the Reports agrees with the definition of such Rating Agency's Eligible Assets as described in these Articles Supplementary.

         Each such letter may state that: (i) such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor have they performed any procedures other than those specifically outlined above for the purposes of issuing such letter; (ii) unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; (iii) the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports contained in the letter do not extend to any of the Corporation's financial statements taken as a whole; (iv) such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; (v) accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and makes no representation as to the sufficiency of the procedures performed for the purposes of these Articles Supplementary; and such other statements as are acceptable to the Rating Agencies.

Such letter shall also state that the Independent Accountant is an "independent accountant" with respect to the Corporation within the meaning of the 1933 Act and the related published rules and regulations thereunder.

         "Adjusted Value" of each Eligible Asset shall be computed as follows:

                  (a)  Cash shall be valued at 100% of the face value thereof;
and

                  (b) all other Eligible Assets shall be valued at the applicable Discounted Value thereof; and

                  (c) each asset that is not an Eligible Asset shall be valued at zero.

         "Administrator" means the other party to the Administration Agreement with the Corporation which shall initially be Gabelli Funds, LLC.

         "Advance Rate" means (a) so long as S&P is rating the Series C Preferred Shares at the Corporation's request, the Advance Rates set forth in the definition of S&P Rating Factor or (b) any applicable advance rate established by any Other Rating Agency, whichever is applicable.

         "Adviser" means Gabelli Funds LLC or such other entity that is then serving as the investment adviser to the Corporation.

         "Affiliate" means, with respect to the Auction Agent, any person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Corporation shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which is a director of the Corporation be deemed to be an Affiliate solely because such director or executive officer is also a director of the Corporation.

         "All Hold Rate" means 80% of the "AA" Financial Composite Commercial Paper Rate.

         "Applicable Rate" means, with respect to the Series C Preferred, for each Dividend Period (i) if Sufficient Clearing Bids exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Rate and (iii) if all Series C Preferred Shares are the subject of Submitted Hold Orders for the Auction in respect thereof, the All Hold Rate.

         "Auction" means each periodic operation of the Auction Procedures.

         "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate.

         "Auction Date" means the last day of the initial Dividend Period and each seventh day after the immediately preceding Auction Date; provided, however, that if any such seventh day is not a Business Day, such Auction Date shall be the first preceding day that is a Business Day and the next Auction Date, if for a Standard Dividend Period, shall (subject to the same advancement procedure) be the seventh day after the date such preceding Auction Date would have been if it had been a Business Day; provided further, however, that the Auction Date for the Auction at the conclusion of any Special Dividend Period shall be the last Business Day in such Special Dividend Period and that no more than one Auction shall be held during any Dividend Period.

         "Auction Procedures" means the procedures for conducting Auctions as set forth in Article II of these Articles Supplementary.

         "Beneficial Owner," with respect to Series C Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Series C Preferred Shares.

         "Bid" has the meaning set forth in paragraph 2(a) of Article II of these Articles Supplementary.

         "Bidder" has the meaning set forth in paragraph 2(a) of Article II of these Articles Supplementary, provided however that neither the Corporation nor any Affiliate shall be permitted to be Bidder in an Auction.

         "Board of Directors" or "Board" means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

         "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Corporation and has entered into a Broker- Dealer Agreement that remains effective.

         "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

         "Charter" means the Charter of the Corporation, as amended, restated and supplemented from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means the shares of the Corporation's common stock, par value $.001 per share.

         "Corporation" has the meaning set forth in the preamble to these Articles Supplementary.

         "Cure Date" has the meaning set forth in paragraph 3(a)(ii) of
Article I of these Articles Supplementary.

         "Date of Original Issue" means the date on which the Series C Preferred Shares are originally issued by the Corporation.

         "Default" has the meaning set forth in paragraph 2(c)(ii) of
Article I of these Articles Supplementary.

         "Default Period" has the meaning set forth in paragraph 2(c)(ii) of Article I of these Articles Supplementary.

         "Default Rate" has the meaning set forth in paragraph 2(c)(iii) of
Article I of these Articles Supplementary.

         "Deposit Securities" means cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA or A-1+ by S&P, except that, for purposes of optional redemption, such obligations or securities will be considered "Deposit Securities" only if they also are rated at least P-1 by Moody's.

         "Discount Factor" means (a) so long as Moody's is rating the Series C Preferred Shares at the Corporation's request, the Moody's Discount Factor or (b) any applicable discount factor established by any Other Rating Agency, whichever is applicable.

         "Discounted Value" means, as applicable, (a) the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor or (b) the product of the Market Value of an Eligible Asset multiplied by the applicable Advance Rate, provided, in either case that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the applicable quotient or product as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the applicable quotient or product as calculated above or the par value, whichever is lower.

         "Dividend Default" has the meaning set forth in paragraph 2(c)(ii) of Article I of these Articles Supplementary.

         "Dividend Payment Date" with respect to the Series C Preferred Shares means any date on which dividends are payable pursuant to paragraph 2(b) of Article I of these Articles Supplementary.

         "Dividend Period" means, with respect to Series C Preferred Shares, the initial period determined in the manner set forth under "Designation" above, and thereafter, the period commencing on the Business Day following each Auction Date and ending on the next Auction Date or, if such next Auction Date is not immediately followed by a Business Day, on the latest day prior to the next succeeding Business Day.

         "Eligible Assets" means Moody's Eligible Assets (if Moody's is then rating the Series C Preferred Shares at the request of the Corporation), S&P Eligible Assets (if S&P is then rating the Series C Preferred Shares at the request of the Corporation), and/or Other Rating Agency Eligible Assets, whichever is applicable.

         "Hedging Transactions"has the meaning set forth in paragraph 11(b)(i) of Article I of these Articles Supplementary.

         "Holder" means, with respect to the Preferred Stock, including the Series C Preferred Shares, the registered holder of such shares as the same appears on the stock ledger or stock records of the Corporation or records of the Auction Agent, as the case may be.

         "Independent Accountants" means a nationally recognized accountant, or firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the 1933 Act.

         "Industry Classification" means a six-digit industry classification in the Standard Industry Classification system published by the United States.

         "Liquidation Preference" shall, with respect to each Series C Preferred Share, have the meaning set forth in paragraph 7(a) of Article I of these Articles Supplementary and shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Mandatory Redemption Date" has the meaning set forth in paragraph 3(a)(iii) of Article I of these Articles Supplementary.

         "Mandatory Redemption Price" means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in the notice describing any applicable Specific Redemption Provisions.

         "Market Value" means the amount determined by the Corporation with respect to specific Eligible Assets in accordance with valuation policies adopted from time to time by the Board of Directors as being in compliance with the requirements of the 1940 Act.

         Notwithstanding the foregoing, "Market Value" may, at the option of the Corporation with respect to any of its assets, mean the amount determined with respect to specific Eligible Assets of the Corporation in the manner set forth below:

                  (a) as to any common or preferred stock which is an Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (ii) if there was no reported sales price on the Valuation Date, the lower of two bid prices for such stock provided by two recognized securities dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's and S&P's then-current rating of the Series C Preferred Shares) to the Administrator of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset shall have a Market Value of zero;

                  (b) as to any U.S. Government Obligation, Short Term Money Market Instrument (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements) and commercial paper, with maturities greater than 60 days, the product of (i) the principal amount (accreted principal to the extent such instrument accretes interest) of such instrument, and (ii) the lower of the bid prices for the same kind of instruments having, as nearly as practicable, comparable interest rates and maturities provided by two recognized dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's and S&P's then-current rating of the Series C Preferred Shares) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset will have a Market Value of zero;

                  (c) as to cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof;

                  (d) as to any U.S. Government Obligation, Short Term Money Market Instrument or commercial paper with a maturity of 60 days or fewer, amortized cost unless the Board of Directors determines that such value does not constitute fair value;

                  (e) as to any other evidence of indebtedness which is an Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and (B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's and S&P's then-current rating of the Series C Preferred Shares) to the Administrator of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.

         "Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage of (i) in the case of a dividend period of 184 days or less, the "AA" Financial Composite Commercial Paper Rate on the date of such Auction determined as set forth below based on the lower of the credit ratings assigned to the Series C Preferred by Moody's and S&P subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers; provided that immediately following any such increase the Fund would be in compliance with the Series C Preferred Basic Maintenance Amount or (ii) in the case of a dividend period of longer than 184 days, the Treasury Index Rate.


     Moody's Credit Rating                  S&P Credit Rating                  Applicable Percentage
--------------------------------     --------------------------------    ---------------------------------
Aa3 or higher                                 AA- or higher              150%
A3 or A1                                      A- to A+                   175%
Baa3 to Baa1                                  BBB- to BBB+               250%
Below Baa3                                    Below BBB-                 275%

         "Moody's" means Moody's Investors Service, Inc. and its successors at law.

         "Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:


                                                                                  Moody's
Type of Moody's Eligible Asset:                                               Discount Factor:
------------------------------                                                ---------------
Short Term Money Market Instruments (other than U.S.
Government Obligations set forth below) and other commercial paper:
     U.S. Treasury Securities with final maturities that are less
     than or equal to 60 days........................................                 1.00
     Demand or time deposits, certificates of deposit and bankers'
     acceptances includible in Moody's Short Term Money Market
     Instruments.....................................................                 1.00
     Commercial paper rated P-1 by Moody's maturing in 30 days
     or less.........................................................                 1.00
     Commercial paper rated P-1 by Moody's maturing in more
     than 30 days but in 270 days or less............................                 1.15
     Commercial paper rated A-1+ by S&P maturing in 270 days
     or less.........................................................                 1.25
     Repurchase obligations includible in Moody's Short Term
     Money Market Instruments if term is less than 30 days and
     counterparty is rated at least A2...............................                 1.00
     Other repurchase obligations....................................    Discount Factor applicable to
                                                                             the underlying assets
U.S. Common Stocks and Common Stocks of foreign issuers for
which ADRs are traded................................................                 3.00
Common Stocks of foreign issuers (in existence for at least five
years) for which no ADRs are traded..................................                 4.00
Convertible Preferred Stocks.........................................                 3.00
Preferred stocks:
     Auction rate preferred stocks...................................                 3.50
     Other preferred stocks issued by issuers in the financial and
     industrial industries...........................................                 1.62
     Other preferred stocks issued by issuers in the utilities
     industry........................................................                 1.40
U.S. Government Obligations (other than U.S. Treasury Securities
Strips set forth below) with remaining terms to maturity of:
     1 year or less..................................................                                1.04
     2 years or less.................................................                                1.09
     3 years or less.................................................                                1.12
     4 years or less.................................................                                1.15
     5 years or less.................................................                                1.18
     7 years of less.................................................                                1.21
     10 years or less................................................                                1.24
     15 years or less................................................                                1.25
     20 years or less................................................                                1.26
     30 years or less................................................                                1.26
U.S. Treasury Securities Strips with remaining terms to maturity of:
            1 year or less...........................................                                1.04
            2 years or less..........................................                                1.10
            3 years or less..........................................                                1.14
            4 years or less..........................................                                1.18
            5 years or less..........................................                                1.21
            7 years or less..........................................                                1.27
            10 years or less.........................................                                1.34
            15 years or less.........................................                                1.45
            20 years or less.........................................                                1.54
            30 years or less.........................................                                1.66
Corporate evidences of indebtedness:
     Corporate evidences of indebtedness rated at least Aaa3 with remaining terms to maturity of:
         1 year or less..............................................                                1.10
         2 years or less.............................................                                1.13
         3 years or less.............................................                                1.18
         4 years or less.............................................                                1.21
         5 years or less.............................................                                1.23
         7 years or less.............................................                                1.27
         10 years or less............................................                                1.30
         15 years or less............................................                                1.31
         20 years or less............................................                                1.32
         30 years or less............................................                                1.33
     Corporate evidences of indebtedness rated at least Aa3 with remaining terms to maturity of:
         1 year or less..............................................                                1.15
         2 years of less.............................................                                1.20
         3 years or less.............................................                                1.23
         4 years or less.............................................                                1.27
         5 years or less.............................................                                1.29
         7 years or less.............................................                                1.33
         10 years or less............................................                                1.36
         15 years or less............................................                                1.37
         20 years or less............................................                                1.38
         30 years or less............................................                                1.39
     Corporate evidences of indebtedness rated at least A3 with remaining terms to maturity of:
         1 year or less..............................................                                1.20
         2 years or less.............................................                                1.26
         3 years or less.............................................                                1.29
         4 years or less.............................................                                1.33
         5 years or less.............................................                                1.35
         7 years or less.............................................                                1.39
         10 years or less............................................                                1.42
         15 years or less............................................                                1.43
         20 years or less............................................                                1.45
         30 years or less............................................                                1.45
     Corporate evidences of indebtedness rated at least Baa3 with remaining terms of maturity of:
         1 year or less..............................................                                1.25
         2 years or less.............................................                                1.31
         3 years or less.............................................                                1.35
         4 years or less.............................................                                1.38
         5 years or less.............................................                                1.41
         7 years or less.............................................                                1.45
         10 years or less............................................                                1.48
         15 years or less............................................                                1.50
         20 years or less............................................                                1.51
         30 years or less............................................                                1.52
     Corporate evidences of indebtedness rated at least Ba3 with remaining terms of maturity of:
         1 year or less..............................................                                1.36
         2 years or less.............................................                                1.42
         3 years or less.............................................                                1.46
         4 years or less.............................................                                1.50
         5 years or less.............................................                                1.53
         7 years or less.............................................                                1.57
         10 years or less............................................                                1.61
         15 years or less............................................                                1.62
         20 years or less............................................                                1.64
         30 years or less............................................                                1.64
     Corporate evidences of indebtedness rated at least B1 and B2 with remaining terms of maturity of:
         1 year or less..............................................                                1.46
         2 years or less.............................................                                1.53
         3 years or less.............................................                                1.57
         4 years or less.............................................                                1.61
         5 years or less.............................................                                1.65
         7 years or less.............................................                                1.70
         10 years or less............................................                                1.73
         15 years or less............................................                                1.75
         20 years or less............................................                                1.76
         30 years or less............................................                                1.77
Convertible corporate evidences of indebtedness with senior debt securities rated at least Aa3 issued by the following type of issuers:
     Utility.........................................................                                1.28
     Industrial......................................................                                1.75
     Financial.......................................................                                1.53
     Transportation..................................................                                2.13
Convertible corporate evidences of indebtedness with senior debt securities rated at least A3 issued by the following type of issuers:
     Utility.........................................................                                1.33
     Industrial......................................................                                1.80
     Financial.......................................................                                1.58
     Transportation..................................................                                2.18
Convertible corporate evidences of indebtedness with senior debt securities rated at least Baa3 issued by the following type of issuers:
     Utility.........................................................                                1.48
     Industrial......................................................                                1.95
     Financial.......................................................                                1.73
     Transportation..................................................                                2.33
Convertible corporate evidences of indebtedness with senior debt securities rated at least Ba3 issued by the following type of issuers:
     Utility.........................................................                                1.49
     Industrial......................................................                                1.96
     Financial.......................................................                                1.74
     Transportation..................................................                                2.34
Convertible corporate evidences of indebtedness with senior debt securities rated at least B2 issued by the following type of issuers:
     Utility.........................................................                                1.59
     Industrial......................................................                                2.06
     Financial.......................................................                                1.84
     Transportation..................................................                                2.44

         "Moody's Eligible Assets" means:

                  (a) cash (including, for this purpose, receivables for investments sold to a counterparty whose senior debt securities are rated at least Baa3 by Moody's or a counterparty approved by Moody's and payable within five Business Days following such Valuation Date and dividends and interest receivable within 70 days on investments);

                  (b)  Short-Term Money Market Instruments;

                  (c) commercial paper that is not includible as a Short-Term Money Market Instrument having on the Valuation Date a rating from Moody's of at least P- 1 and maturing within 270 days;

                  (d) preferred stocks (i) which either (A) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or
(B) are rated at least Baa3 by Moody's or (C) in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least A- by S&P or (2) are rated at least A- by S&P and for this purpose have been assigned a Moody's equivalent rating of at least Baa3, (ii) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System, (iii) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50,000,000, (iv) which have paid cash dividends consistently during the preceding three-year period (or, in the case of new issues without a dividend history, are rated at least A1 by Moody's or, if not rated by Moody's, are rated at least AA-by S&P), (v) which pay cumulative cash dividends in U.S. dollars, (vi) which are not convertible into any other class of stock and do not have warrants attached, (vii) which are not issued by issuers in the transportation industry and (viii) in the case of auction rate preferred stocks, which are rated at least Aa3 by Moody's, or if not rated by Moody's, AAA by S&P or are otherwise approved in writing by Moody's and have never had a failed auction; provided, however, that for this purpose the aggregate Market Value of the Company's holdings of any single issue of auction rate preferred stock shall not be more than 1% of the Corporation's total assets.

                  (e) common stocks (i) (A) which are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) which may be sold without restriction by the Corporation; provided, however, that
(y) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non- utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) in excess of 10% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

                  (f)  U.S. Government Obligations;

                  (g) corporate evidences of indebtedness (i) which may be sold without restriction by the Corporation which are rated at least B3 (Caa subordinate) by Moody's (or, in the event the security is not rated by Moody's, the security is rated at least BB- by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date, (ii) which have a minimum issue size of at least (A) $100,000,000 if rated at least Baa3 or
(B) $50,000,000 if rated B or Ba3, (iii) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years and (iv) for which, if rated below Baa3 or not rated, the aggregate Market Value of the Company's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate evidences of indebtedness calculated at the time of original issuance; and

                  (h) convertible corporate evidences of indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock Exchange or are quoted on the Nasdaq National Market System and (iii) which, if cash dividend paying, pay cash dividends in U.S. dollars; provided, however, that once convertible corporate evidences of indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset; provided, however, that the Corporation's investments in auction rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (a) through (g) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the proviso appearing after clause (i) below; and

                  (i) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Series C Preferred Basic Maintenance Amount" may be includible in Moody's Eligible Assets.

         Notwithstanding anything to the contrary in the preceding clauses
(a)-(i), the Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market Value of the Corporation's holdings:

Issuer:


                                                     Non-Utility                     Utility
                                                    Maximum Single                Maximum Single
Moody's Rating(1)(2)                                 Issuer(3)(4)                  Issuer(3)(4)
--------------                                      --------------                -------------
Aaa                                                     100%                          100%
Aa                                                       20%                           20%
A                                                        10%                           10%
CS/CB, "Baa", Baa(5)                                      6%                            4%
Ba                                                        4%                            4%
B1/B2                                                     3%                            3%
B3 (Caa subordinate)                                      2%                            2%


Industry and State:


                                                                    Utility
                                        Non-Utility                 Maximum                  Utility
                                       Maximum Single             Single Sub-             Maximum Single
Moody's Rating(1)                       Industry(3)             Industry(3)(6)               State(3)
-----------------                      -------------            --------------              ---------
Aaa                                          100%                      100%                     100%
Aa                                            60%                       60%                      20%
A                                             40%                       50%                      10%(7)
CS/CB, "Baa", Baa(5)                          20%                       50%                       7%(7)
Ba                                            12%                       12%                       0%
B1/B2                                          8%                        8%                       0%
B3 (Caa subordinate)                           5%                        5%                       0%

--------------

(1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks, corporate evidences of indebtedness and convertible corporate evidences of indebtedness rated by S&P but not by Moody's.

(2) Corporate evidences of indebtedness from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate evidences of indebtedness, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub- industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.

         "Moody's Industry and Sub-Industry Categories" means:

         Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

         Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

         Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

         Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

         Broadcasting:  Radio, T.V.

         Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

         Cable:  Distribution, Equipment, Programming

         Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

         Communications (excluding companies primarily engaged in offering Telephone services): Satellite, Wireless, Equipment

         Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood, or Fiberglass

         Personal and Non Durable Consumer Products (Manufacturing Only):
         Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

         Diversified/Conglomerate Manufacturing

         Diversified/Conglomerate Service

         Diversified Natural Resources, Precious Metals and Minerals:
         Fabricating, Distribution, Mining and Sales

         Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

         Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

         Entertainment: Recording Industry, Motion Exhibition Theaters, Motion Picture Production and Distribution

         Finance:  Investment Brokerage, Leasing, Syndication, Securities

         Farming and Agriculture: Livestock, Grains, Produce; Agricultural Chemicals, Agricultural Equipment, Fertilizers

         Grocery:  Grocery Stores, Convenience Food Stores

         Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

         Home and Office Furnishings, Housewares, and Durable Consumer
         Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

         Hotels, Motels, Inns and Gaming

         Insurance: Life, Property and Casualty, Broker, Agent, Surety

         Leisure, Amusement, Entertainment: Boating, Bowling, Billiards, Musical Instruments,

         Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing

         Machinery (Non-Agriculture, Non-Construction, Non-Electronic):
         Industrial, Machine Tools, Steam Generators

         Mining, Steel, Iron and Non Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

         Oil and Gas: Crude Producer, Retailer, Well Supply, Service and
         Drilling

         Personal, Food and Miscellaneous Services

         Printing and Publishing: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks

         Cargo Transport: Rail, Shipping, Railroads, Rail-Car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

         Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

         Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Equipment, Research

         Textiles and Leather: Producer, Synthetic Fiber, Apparel
         Manufacturer, Leather Shoes

         Personal Transportation:  Air, Bus, Rail, Car, Rental

         Utilities:  Electric, Water, Hydro Power, Gas, Diversified

         Sovereigns: Semi-sovereigns, Canadian Provinces, Supra- national agencies

         "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

         "1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

         "1940 Act Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding Series C Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.

         "1940 Act Asset Coverage Certificate" means the certificate required to be delivered by the Corporation pursuant to paragraph 9(a)(i) of Article I of these Articles Supplementary.

         "1940 Act Asset Coverage Cure Date" means, with respect to the failure by the Corporation to maintain 1940 Act Asset Coverage (as required by paragraph 9(a)(i) of Article I of these Articles Supplementary) as of the last Business Day of each March, June, September and December of each year, 10 days following such Business Day.

         "Non-Call Period" means a period determined by the Board of Directors after consultation with the Broker-Dealers, during which the Series C Preferred Shares subject to such Special Dividend Period are not subject to redemption at the option of the Corporation but only to mandatory redemption.

         "Notice of Redemption" means any notice with respect to the redemption of Series C Preferred Shares pursuant to paragraph 3 of Article I of these Articles Supplementary.

         "Other Rating Agency" means any rating agency other than Moody's or S&P then providing a rating for the Series C Preferred Shares at the request of the Corporation.

         "Other Rating Agency Eligible Assets" means assets of the Corporation designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Corporation's assets in connection with such Other Rating Agency's rating of the Series C Preferred Shares.

         "Outstanding" means, as of any date, Preferred Stock theretofore issued by the Corporation except:

                  (a) any such share of Preferred Stock theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

                  (b) any such share of Preferred Stock other than the Series C Preferred Shares as to which a notice of redemption shall have been given and for whose payment at the redemption thereof deposit assets in the necessary amount are held by the Corporation in trust for or were paid by the Corporation to the holder of such share pursuant to the Articles Supplementary with respect thereto;

                  (c) in the case of the Series C Preferred Shares, any such shares theretofore delivered to the Auction Agent for cancellation or with respect to which the Corporation has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such shares; and

                  (d) any such share in exchange for or in lieu of which other shares have been issued and delivered.

Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Stock as to which the Corporation or any Affiliate is the Existing Holder will be disregarded and deemed not Outstanding; (ii) in connection with any Auction, any Series C Preferred Shares as to which the Corporation or any Person known to the Auction Agent to be an Affiliate is the Existing Holder will be disregarded and not deemed Outstanding; and
(iii) for purposes of determining the Series C Preferred Basic Maintenance Amount, Series C Preferred Shares held by the Corporation will be disregarded and deemed not Outstanding, but shares held by any Affiliate (other than any controlled Affiliates) will be deemed Outstanding.

         "Paying Agent" means The Bank of New York unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent, which paying agent may be the same as the Auction Agent.

         "Person" or "Persons" means and includes an individual, a partnership, the corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Preferred Stock" means the preferred stock, par value $.001 per share, of the Corporation, and includes the Series C Preferred Shares.

         "Preferred Stocks" means, with respect to S&P Ratings Factors, the preferred stock of issuers whose common stock satisfies subsections
(b)(i)-(iv) of the definition of S&P Eligible Assets.

         "Premium Call Period" means a period consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker- Dealers, during each year of which the shares subject to such Special Dividend Period will be redeemable at the Corporation's option at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Preference or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

         "Public Equity Large-Cap" means any equity issuer with a market capitalization in excess of $10 billion.

         "Public Equity Mid-Cap" means any equity issuer with a market capitalization in excess of $1 billion but less than or equal to $10 billion.

         "Public Equity Small-Cap" means any equity issuer with a market capitalization of less than or equal to $1 billion.

         "Quarterly Valuation Date" means the last Valuation Date in March, June, September and December of each year, commencing June, 2002.

         "Rating Agency" means Moody's and S&P as long as such rating agency is then rating the Series C Preferred Shares at the Corporation's request or any other rating agency then rating the Series C Preferred Shares at the Corporation's request.

         "Redemption Date" has the meaning set forth in paragraph 2(c)(ii) of Article I of these Articles Supplementary.

         "Redemption Default" has the meaning set forth in paragraph 2(c)(ii) of Article I of these Articles Supplementary.

         "Redemption Price" has the meaning set forth in paragraph 3(a)(i) of Article I of these Articles Supplementary.

         "Reference Rate" means, with respect to the determination of the Default Rate, the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more) and, with respect to the determination of the Maximum Rate, the "AA" Financial Composite Commercial Paper Rate or the Treasury Index Rate, as appropriate.

         "Registrar" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as registrar.

         "S&P" means Standard and Poor's Rating Services and its successors at law.

         "S&P Rating Factor" means, with respect to a S&P Eligible Asset specified below, the following applicable number:


     Asset Class Obligor                                  Overcollateralization
        (Collateral)             Advance Rates (1)             Factors (1)
        ------------             -----------------             -----------
Public Equity Small-Cap                46.0%                      217.4%
Public Equity Mid-Cap                  53.6%                      186.6%
Public Equity Large-Cap                59.7%                      167.6%
Cash and Other Deposit                  100%                       100%
Securities with Maturities
of 30 days or less
--------------
                  (1)      For an S&P rating of AAA.

         "S&P Eligible Assets" means:

                  (a) Deposit Securities; and

                  (b) common stocks that satisfy all of the following conditions:

                       (i) such common stock (including the common stock of any predecessor or constituent issuer) has been traded on a recognized national securities exchange or quoted on the National Market System (or any equivalent or successor thereto) of Nasdaq for at least 450 days,

                       (ii) the Market Capitalization of such issuer of common stock exceeds $100 million,

                       (iii) the issuer of such common stock is not an entity that is treated as a partnership for federal income tax purposes,

                       (iv) if such issuer is organized under the laws of any jurisdiction other than the United States, any state thereof, any possession or territory thereof or the District of Columbia, the common stock of such issuer held by the Corporation is traded on a recognized national securities exchange or quoted on the National Market System of Nasdaq either directly or in the form of depository receipts, and

                       (v)      if such issuer is registered as an
                                investment company under the 1940 Act,
                                such issuer does not invest more than
                                25% of the value of its gross assets in
                                securities that are not S&P Eligible
                                Assets by reason of clause (iv) above;

                  provided, however, that the Corporation's holdings of the common stock of any single issuer that satisfies the conditions set forth in clauses (i) through (v) above shall be included in S&P Eligible Assets only to the extent that:

                       (1) such holdings may be sold publicly by the Corporation at any time without registration,

                       (2) to the extent remaining eligible after the operation of item (1) above, such holdings do not exceed a number of shares representing the average weekly trading volume of such common stock during the preceding 30 day period,

                       (3) to the extent remaining eligible after the operation of items (1) and (2) above, the aggregate Market Value of such holdings, when added to the aggregate Market Value of the Corporation's holdings of all other similarly eligible shares of common stock of issuers in the same Industry Classification, does not exceed 10% of the aggregate Market Value of the Corporation's S&P Eligible Assets, and

                       (4) to the extent remaining eligible after the operation of items (1) through (3) above, the aggregate Market Value of the Corporation's holdings of each of the three largest issuers is not in excess of 5% of the aggregate Market Value of the Corporation's S&P Eligible Assets, and of the remaining issuers, is not in excess of 2% of the aggregate Market Value of the Corporation's S&P Eligible Assets.

                  (c) Preferred Stocks, on such basis as S&P may determine in response to a request from the Corporation.

Notwithstanding the foregoing, an asset will not be considered an S&P Eligible Asset if it is held in a margin account, is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind or has been deposited irrevocably for the payment of dividends, redemption payments or any other payment or obligation under the Corporation's Articles Supplementary.

         "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Series C Preferred Shares.

         "Series C Preferred Basic Maintenance Amount" means, as of any Valuation Date, the dollar amount equal to (a) the sum of (i) the product of the number of shares of each class or series of Preferred Stock Outstanding on such Valuation Date multiplied, in the case of each such series or class, by the per share Liquidation Preference applicable to each such series or class; (ii) to the extent not included in (i) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Outstanding share of Preferred Stock from the most recent applicable dividend payment date to which dividends have been paid or duly provided for (or, in the event the Series C Preferred Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to a class or series of the Preferred Stock, then from the Date of Original Issue of such shares) through the Valuation Date plus all dividends to accumulate on the Preferred Stock then Outstanding during the 70 days following such Valuation Date or, if less, during the number of days following such Valuation Date that shares of Preferred Stock called for redemption are scheduled to remain Outstanding at the applicable rate or default rate then in effect with respect to such shares; (iii) the Corporation's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Corporation on Common Stock shall not be included as a liability) and such liabilities projected to become due and payable by the Corporation during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date); and (iv) any current liabilities of the Corporation as of such Valuation Date to the extent not reflected in any of (a)(i) through
(a)(iii) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less (b) (i) the Adjusted Value of any of the Corporation's assets or (ii) the face value of any of the Corporation's assets if, in the case of both (b)(i) and (b)(ii), such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of shares of Preferred Stock or payment of another liability and are either U.S. Government Obligations or evidences of indebtedness which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, and are irrevocably held by the Corporation's custodian bank in a segregated account or deposited by the Corporation with the dividend-disbursing agent or Paying Agent, as the case may be, for the payment of the amounts needed to redeem or repurchase Preferred Stock subject to redemption or repurchase or any of (a)(ii) through (a)(iv); and provided that in the event the Corporation has repurchased Preferred Stock and irrevocably segregated or deposited assets as described above with its custodian bank, the dividend-disbursing agent or Paying Agent for the payment of the repurchase price the Corporation may deduct 100% of the Liquidation Preference of such Preferred Stock to be repurchased from (a) above.

         "Series C Preferred Basic Maintenance Amount Cure Date" means 10 Business Days following a Valuation Date, such date being the last day upon which the Corporation's failure to comply with paragraph 9(a)(ii)(A) of
Article I of these Articles Supplementary could be cured.

         "Series C Preferred Basic Maintenance Amount Test" means a test which is met if the lower of the aggregate Discounted Values of the Moody's Eligible Assets or the S&P Eligible Assets if both Moody's and S&P are then rating the Series C Preferred Shares at the request of the Corporation, or the Eligible Assets of whichever of Moody's or S&P is then doing so if only one of Moody's or S&P is then rating the Series C Preferred Shares at the request of the Corporation, meets or exceeds the Series C Preferred Basic Maintenance Amount.

         "Series C Preferred Basic Maintenance Report"means a report prepared by the Administrator of the Corporation which sets forth, as of the related Valuation Date, the Corporation's Eligible Assets, the Market Value and Discounted Value thereof (seriatim and in the aggregate), and the Series C Preferred Basic Maintenance Amount and the remainder obtained by subtracting the Series C Preferred Basic Maintenance Amount from the Discounted Value of such Eligible Assets.

         "Series C Preferred Shares" means the Corporation's Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25,000 per share.

         "Short-Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

                                        (i) commercial paper rated A-1 if
         such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

                                        (ii)demand or time deposits in, and
         banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                                        (iii) overnight funds; and

                                        (iv) U.S. Government Obligations.

         "Special Dividend Period" means a Dividend Period that is not a Standard Dividend Period.

         "Specific Redemption Provisions" means, with respect to any Special Dividend Period of more than one year, either, or any combination of (i) a Non-Call Period and (ii) a Premium Call Period.

         "Standard Dividend Period" means a Dividend Period of seven days, subject to increase or decrease to the extent necessary for the next Auction Date and Dividend Payment Date to each be Business Days.

         "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Transfer Agent" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as transfer agent.

         "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government Obligations selected by the Corporation.

         "U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

         "Valuation Date" means the last Business Day of each week, or such other date as the Corporation and Rating Agencies may agree to for purposes of determining the Series C Preferred Basic Maintenance Amount.

         "Voting Period" has the meaning set forth in paragraph 6(b) of
Article I of these Articles Supplementary.

                  14. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Article I or Article II or Article III hereof, as the case may be, unless specifically identified otherwise.

                       Article II: Auction Procedures

                  1. Certain Definitions. As used in these Articles Supplementary, the following terms shall have the following meanings:

         "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         "Available Preferred Shares" has the meaning set forth in paragraph 4(a)(i) of Article II of these Articles Supplementary.

         "Existing Holder" means (a) a Person who beneficially owns those shares of Preferred Stock, including Series C Preferred Shares, listed in that Person's name in the records of the Corporation or Auction Agent, as the case may be, or (b) the beneficial owner of those Series C Preferred Shares which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker- Dealer shall have signed a Master Purchaser's Letter.

         "Hold Order" has the meaning set forth in paragraph 2(a) of
Article II of these Articles Supplementary.

         "Master Purchaser's Letter" means the letter which is required to be executed by each prospective purchaser of Series C Preferred Shares or by the Broker-Dealer through whom the shares will be held.

         "Order" has the meaning set forth in paragraph 2(a) of Article II of these Articles Supplementary.

         "Potential Holder" means (a) any Existing Holder who may be interested in acquiring additional Series C Preferred Shares or (b) any other Person who may be interested in acquiring Series C Preferred Shares and who has signed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent which Broker-Dealer shall have executed a Master Purchaser's Letter.

         "Sell Order" has the meaning set forth in paragraph 2(a) of
Article II of these Articles Supplementary.

         "Submitted Bid" has the meaning set forth in paragraph 4(a) of
Article II of these Articles Supplementary.

         "Submitted Hold Order" has the meaning set forth in paragraph 4(a) of Article II of these Articles Supplementary.

         "Submitted Order" has the meaning set forth in paragraph 4(a) of
Article II of these Articles Supplementary.

         "Submitted Sell Order" has the meaning set forth in paragraph 4(a) of Article II of these Articles Supplementary.

         "Sufficient Clearing Bids" has the meaning set forth in paragraph 4(a)(ii) of Article II of these Articles Supplementary.

         "Sufficient Clearing Orders" means that all Series C Preferred Shares are the subject of Submitted Hold Orders or that the number of Series C Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (a) the number of Series C Preferred Shares that are subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and
(b) the number of Series C Preferred Shares that are subject to Submitted Sell Orders.

         "Winning Bid Rate" means the lowest rate specified in the Submitted Bids which if:

         (a)      (i)      each such Submitted Bid of Existing Holders
                           specifying such lowest rate and

                  (ii) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

         (b)      (i)      each such Submitted Bid of Potential Holders
                           specifying such lowest rate and

                  (ii) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (a) above continuing to hold an aggregate number of Outstanding Series C Preferred Shares which, when added to the number of Outstanding Series C Preferred Shares to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Preferred Shares.


                  2.   Orders.

                           (a)   On or prior to the Submission Deadline on each
Auction Date for Series C Preferred Shares:

                                        (i) each Beneficial Owner of Series
         C Preferred Shares may submit to its Broker-Dealer by telephone or otherwise information as to:

                                                   (A) the number of
                   Outstanding Series C Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                                   (B) the number of
                   Outstanding Series C Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Beneficial Owner; and/or

                                                   (C) the number of
                   Outstanding Series C Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                                        (ii)each Broker-Dealer, using lists
         of potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Series C Preferred Shares, if any, that each such potential Beneficial Owner offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clauses (a)(i) or (a)(ii) of this paragraph (2) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders;" an Order containing the information referred to in clause (a)(i)(A) of this paragraph (2) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders;" an Order containing the information referred to in clauses (a)(i)(B) or (a)(ii) of this paragraph (2) is hereinafter referred to as a "Bid" and collectively as "Bids;" and an Order containing the information referred to in clause (a)(i)(C) of this paragraph (2) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                           (b) (i) A Bid by a Beneficial Owner or an
Existing Holder of Series C Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                                                   (A) the number of
                  Outstanding Series C Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

                                                   (B) such number or a
                  lesser number of Outstanding Series C Preferred Shares to be determined as set forth in paragraph 5(a)(iv) if the Applicable Rate for Series C Preferred Shares determined on such Auction Date shall be equal to the rate specified therein; or

                                                   (C) the number of
                  Outstanding Series C Preferred Shares specified in such Bid if the rate specified therein shall be higher than the Maximum Rate, or such number or a lesser number of Outstanding Series C Preferred Shares to be determined as set forth in paragraph 5(b)(iii) if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                                        (ii) A Sell Order by a Beneficial
         Owner or an Existing Holder of Series C Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                                                   (A) the number of
                  Outstanding Series C Preferred Shares specified in such Sell Order; or

                                                   (B) such number or a
                  lesser number of Outstanding Series C Preferred Shares as set forth in paragraph 5(b)(iii) if Sufficient Clearing Bids do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to Series C Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 3(c) if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee Person, if permitted by the Corporation) with the provisions of paragraph 6 or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker- Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

                                        (iii) A Bid by a Potential Holder
         of Series C Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                                                    (A) the number of
                  Outstanding Series C Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                                                    (B) such number or a
                  lesser number of Outstanding Series C Preferred Shares as set forth in paragraph 5(a)(v) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

                           (c)   No Order for any number of Series C Preferred
Shares other than whole shares shall be valid.

                  3.  Submission of Orders by Broker-Dealers to Auction Agent.

                           (a) Each Broker-Dealer shall submit in writing
to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Series C Preferred Shares subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                                        (i) the name of the Bidder placing
          such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

                                        (ii) the aggregate number of Series
          C Preferred Shares that are the subject of such Order;

                                        (iii) to the extent that such
          Bidder is an Existing Holder of Series C Preferred Shares:

                                                   (A) the number of Series
                  C Preferred Shares, if any, subject to any Hold Order of such Existing Holder;

                                                   (B) the number of Series
                  C Preferred Shares, if any, subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                                                   (C) the number of Series
                  C Preferred Shares, if any, subject to any Sell Order of such Existing Holder; and

                                        (iv) to the extent such Bidder is a
          Potential Holder of Series C Preferred Shares, the rate and number of Series C Preferred Shares specified in such Potential Holder's Bid.

                           (b) If any rate specified in any Bid contains
more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                           (c) If an Order or Orders covering all of the
Outstanding Series C Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Series C Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding Series C Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than 28 calendar days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of
Outstanding Series C Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                           (d) If one or more Orders of an Existing Holder
is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Series C Preferred Shares subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                                        (i) all Hold Orders shall be
         considered valid, but only up to and including in the aggregate the number of Outstanding Series C Preferred Shares held by such Existing Holder, and if the number of shares subject to such Hold Orders exceeds the number of Outstanding Series C Preferred Shares held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding Series C Preferred Shares held by such Existing Holder;

                                        (ii)(A) any Bid for Series C
         Preferred Shares shall be considered valid up to and including the excess of the number of Outstanding Series C Preferred Shares held by such Existing Holder over the number of Series C Preferred Shares subject to any Hold Orders referred to in clause (d)(i) above;

                                                   (B) subject to subclause
                  (d)(ii)(A), if more than one Bid of an Existing Holder for Series C Preferred Shares is submitted to the Auction Agent with the same rate and the number of Outstanding Series C Preferred Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of Series C Preferred Shares subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares equal to such excess;

                                                   (C) subject to
                  subclauses (d)(ii)(A) and (B), if more than one Bid of an Existing Holder for Series C Preferred Shares is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                                                   (D) in any such event,
                  the number, if any, of such Outstanding Series C Preferred Shares subject to any portion of Bids considered not valid in whole or in part under this paragraph 3(d)(ii) shall be treated as the subject of a Bid by or on behalf of a Potential Holder at the rate therein specified; and

                                        (iii) all Sell Orders for Series C
         Preferred Shares shall be considered valid up to and including the excess of the number of Outstanding Series C Preferred Shares held by such Existing Holder over the sum of Outstanding Series C Preferred Shares subject to valid Hold Orders referred to in paragraph 3(d)(i) above and valid Bids referred to in paragraph 3(d)(ii) above.

                           (e) If more than one Bid for Series C Preferred
Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

                           (f) Any Order submitted by a Beneficial Owner or
a potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

                  4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                           (a) Not earlier than the Submission Deadline on
each Auction Date for Series C Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                        (i) the excess of the number of
         Outstanding Series C Preferred Shares over the number of
         Outstanding Series C Preferred Shares subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

                                        (ii)from the Submitted Orders for
         Series C Preferred Shares whether:

                                                   (A) the number of
                  Outstanding Series C Preferred Shares subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of

                                                   (B) the number of
                  Outstanding Series C Preferred Shares subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

                                                   (C) the number of
                  Outstanding Series C Preferred Shares subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of Series C Preferred Shares in clauses (a)(ii)(A) and (B) above is zero because all of the Outstanding Series C Preferred Shares are subject to Submitted Hold Orders), such Submitted Bids in clause (a)(ii)(A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                                        (iii) if Sufficient Clearing Bids
         exist, the Winning Bid Rate.

                           (b) Not later than 9:30 A.M. on each Auction
Date, the Auction Agent shall advise the Corporation of the Maximum Rate for Series C Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, promptly after the Auction Agent has made the determinations pursuant to paragraph 4(a), the Auction Agent shall advise the Corporation of the Applicable Rate for the next succeeding Dividend Period thereof as follows:

                                        (i) if Sufficient Clearing Bids
         exist, that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate so determined;

                                        (ii) if Sufficient Clearing Bids do
         not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Maximum Rate; or

                                        (iii) if all of the Outstanding
         Series C Preferred Shares are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period thereof shall be the All Hold Rate.

                  5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation.

         Existing Holders shall continue to hold the Series C Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 4(a), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                            (a) If Sufficient Clearing Bids for Series C
Preferred Shares have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 5(d) and 5(e), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                        (i) Existing Holders' Submitted
         Bids for Series C Preferred Shares specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series C Preferred Shares subject to such Submitted Bids;

                                        (ii) Existing Holders' Submitted
         Bids for Series C Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Series C Preferred Shares subject to such Submitted Bids;

                                        (iii) Potential Holders' Submitted
         Bids for Series C Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                                        (iv) each Existing Holder's
         Submitted Bid for Series C Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series C Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Series C Preferred Shares subject to all such Submitted Bids shall be greater than the number of Series C Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares over the number of Series C Preferred Shares subject to Submitted Bids described in paragraphs 5(a)(ii) and 5(a)(iii), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Series C Preferred Shares subject to such Submitted Bid, but only in an amount equal to the Series C Preferred Shares obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Series C Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series C Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                                        (v) each Potential Holder's
         Submitted Bid for Series C Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares obtained by multiplying the number of Series C Preferred Shares in the excess of the Available Preferred Shares over the number of Series C Preferred Shares subject to Submitted Bids described in paragraph 5(a)(ii) through
         (iv) by a fraction, the numerator of which shall be the number of Outstanding Series C Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series C Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                           (b) If Sufficient Clearing Bids for Series C
Preferred Shares have not been made (other than because all of the Outstanding shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 5(d), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for Series C Preferred Shares shall be rejected:

                                        (i) Existing Holders' Submitted
         Bids for Series C Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the Series C Preferred Shares subject to such Submitted Bids;

                                        (ii) Potential Holders' Submitted
         Bids for Series C Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

                                        (iii) Each Existing Holder's
         Submitted Bid for Series C Preferred Shares specifying any rate that is higher than the Maximum Rate and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell Series C Preferred Shares subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Series C Preferred Shares obtained by multiplying the number of Series C Preferred Shares subject to Submitted Bids described in paragraph 5(b)(ii) by a fraction, the numerator of which shall be the number of Outstanding Series C Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Series C Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

                           (c) If all of the Outstanding Series C Preferred
Shares are subject to Submitted Hold Orders, all Submitted Bids for such shares shall be rejected.

                           (d) If, as a result of the procedures described
in paragraph 5(a)(iv) or (v) or paragraph 5(b)(iii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Series C Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Series C Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares.

                           (e) If, as a result of the procedures described
in paragraph 5(a)(v) any Potential Holder would be entitled or required to purchase less than a whole Series C Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Series C Preferred Shares for purchase among Potential Holders so that only whole shares are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Series C Preferred Shares on such Auction Date.

                           (f) Based on the results of each Auction for
Series C Preferred Shares, the Auction Agent shall determine the aggregate number of such shares to be purchased and the aggregate number of such shares to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Series C Preferred Shares. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of Series C Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Series C Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Series C Preferred Shares that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                           (g) Neither the Corporation nor the Auction
Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Series C Preferred Shares or to pay for Series C Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

                  6.  Transfer of Series C Preferred Shares.

         Unless otherwise permitted by the Corporation, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Series C Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Article II or to a Broker-Dealer; provided, however, that
(a) a sale, transfer or other disposition of Series C Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Corporation) to whom such transfer is made shall advise the Auction Agent of such transfer.


                                ARTICLE III

            ABILITY OF BOARD OF DIRECTORS TO MODIFY THE ARTICLES
                               SUPPLEMENTARY

         The calculation of Adjusted Value, Series C Preferred Basic Maintenance Amount and the elements of each of them and the definitions of such terms and elements may be modified by action of the Board of Directors without further action by the stockholders if the Board of Directors determines that such modification is necessary to prevent a reduction in rating of the shares of Preferred Stock by the Rating Agencies rating such shares at the request of the Corporation or is in the best interests of the holders of Common Shares and is not adverse to the Holders of Preferred Stock in view of advice to the Corporation by the relevant Rating Agencies that such modification would not adversely affect the then-current rating of the Series C Preferred Shares. To the extent the Corporation is unable to obtain an opinion of counsel to the effect that operation of the foregoing sentence is enforceable in the circumstances then obtaining, the calculation of Adjusted Value, Series C Preferred Basic Maintenance Amount and the elements of each of them and the definitions of such terms and the elements thereof shall be adjusted from time to time without further action by the Board of Directors and the stockholders only to reflect changes made thereto independently by a Rating Agency then rating Preferred Stock at the request of the Corporation if such Rating Agency has advised the Corporation in writing separately (a) of such adjustments and (b) that the revised calculation definition would not cause such Rating Agency to reduce or withdraw its then-current rating of the shares of Preferred Stock or any other Rating Agency then rating Preferred Stock at the request of the Corporation to reduce or withdraw its then-current rating. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the notice from such Rating Agency to the effect specified in clause (b) of the preceding sentence. Any such modification may be rescinded or further modified by action of the Board of Directors and stockholders.

         In addition, subject to compliance with applicable law, the Board of Directors may amend the definition of Maximum Rate to increase the applicable percentage by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the Holders of shares of Preferred Stock, including the Series C Preferred Shares, or any other stockholder of the Corporation, after consultation with the Broker-Dealers, and with confirmation from each Rating Agency that immediately following any such increase the Corporation would meet the Series C Preferred Basic Maintenance Amount Test.

         Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Directors, without the vote of the Holders of the Series C Preferred Shares or any other capital stock of the Corporation, may amend the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of shares of the Series C Preferred Shares or any other capital stock of the Corporation or adversely affect the then current rating on the Series C Preferred Shares by any Rating Agency.

         IN WITNESS WHEREOF, THE GABELLI EQUITY TRUST INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on June , 2002.

                                         THE GABELLI EQUITY TRUST INC.



                                         By /s/ Bruce N. Alpert
                                            ------------------------------------
                                           Name:  Bruce N. Alpert
                                           Title: Vice President and Treasurer


Attest:           /s/ James E. McKee


Name:             James E. McKee
Title:            Secretary



                          [Articles Supplementary]